Exhibit 99.2

MICRONET ENERTEC
TECHNOLOGIES, INC

Always in Front

1Q 16 Financial Results
Conference Call

Forward Looking Statement

This presentation contains express or implied forward-looking statements within the
Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.
These forward-looking statements include, but are not limited to those statements regarding our future revenue growth, our pipeline and backlog, increased volumes and demand in the markets in which we operate, our product offerings and future market opportunities, the market potential of our Command and Control defense systems, the roll-out of our new TREQ®317 All-In-One wireless platforms, the expected market potential created by the ELD mandate in the U.S. and Canada, and expected new opportunities for the Company and anticipated Company growth resulting from the ELD mandate. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on
Form 10-K for the year ended December 31, 2015 and in subsequent filings with the
Securities and Exchange Commission. Except as otherwise required by law, the
Company is under no obligation to (and expressly disclaims any such obligation to)
update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Presenters

David Lucatz
Chairman of the Board and CEO
Shai Lustgarten
CEO of Micronet Ltd.
Tali Dinar
CFO of Enertec Electronic Ltd.

1st Quarter Overview
■      Revenue and margin improvements
               ■  YoY revenue increase of 14% to $6.5M
               ■  Gross margin improved to 32% compared to 31% in 1Q15
              ■   Reduction in operating expenses from $2.6M to $2.4M in 1Q15
■  Strong MRM backlog growth
           ■  % increase in 1Q backlog compared to 1Q last year to $3.0 million
           ■  Healthy pipeline driven by ELD mandate opportunities and A&D market
■  Continued diversification of customer base in the MRM market

ELD Mandate Opportunity

  New regulation implemented in December 2015 mandates all truck drivers to keep electronic records of hours of service (HOS) *
       ●     Cannot drive over 11 hours per day
       ●      Required rest periods
  Electronic Logging Devices (ELDs) connect to engine and replace paper logbooks.
  Micronet’s comprehensive products provide state of the art solutions for the ELD requirements
  Starting to see increased demand as fleet managers and commercial truck and bus owners comply with ELD mandate in advance of 2017 enforcement date
* Federal Motor Carrier Safety Administration:
** “Electronic Logging Devices and Hours of Service Supporting Documents”- March 2014
2016 1M ELD equipped trucks
2017 ～2.6 Million trucks will require ELD **
Our tablets are fully compliant with the regulation

TREQ®  317

■ Positive feedback from market
■ ELD Mandate has had a significant impact on level of
       interest in our solutions
    ■     Direct correlation with our expanding pipeline of prospects

Further Broadening Our Product Line

■        Concluding development of an additional solutions in order to broaden our product lines and penetrate additional market
 segments
■ Leverages existing development efforts
■ Expands market opportunity particularly with smaller size fleets

Improved Backlog at Enertec: Awarded
three stage $5.8 Million project
■ A&D subsidiary Enertec awarded three stage $5.8 million project for the production of computer-based Command and Control
 Defense systems. 1st order of $3.4M has already received and we expect to receive additional orders towards the end of 2016
■ The multibillion dollar Aerospace & Defense contractor expects to place additional orders in 2016
■ Enertec was selected as the supplier to develop this sophisticated mission critical system and this new order is a direct result of
 Enertec strong positioning with the customer
 A&D Deal Pipeline Strengthening as Enertec Builds Reputation
 as Dependable and Innovative Defense Systems Provider

Positive Outlook

MRM
■ Local fleet market and the ELD expected to be the growth engines of the company
■ The All In One line of new developed tablets becoming the Company’s leading product with wider market acceptance
■ ELD mandate is driving increased pipeline for All In One products
■ Broadening product portfolio to target the additional segments in the MRM market
Aerospace/Defense
■ Continued reliance on missile defense systems supports demand for our missile defense offerings
■ Three stages $5.8M project in the A&D segment; expect follow-on orders as result of the project
■ Expect significant demand for new Mobile Command & Control Centers
 Trends

(in millions)
$7
$6
$5
$4
$3
$2
$1
$0
$5.70
$6.60
$6.50
1Q15
4Q15
1Q16

MRM
(in millions)
$4
$2
$0
$3.67
$3.30
$3.97
15Q1
15Q4
16Q1

A&D
(in millions)
$4
$3
$2
$1
$0
$2.03
$3.30
$2.53
1Q15
4Q15
1Q16

10

1Q15 vs. 1Q16 Revenues
Sales Breakdown
Consolidated revenue for the quarter

Income Statement Highlights
(in 000s except share and per share data)
	Three Months Ended March 31,
	2016	2015

Revenues	$ 6,482	$ 5,679
Cost of revenues	4,403	3,928
Gross profit	2,079	1,751
Gross profit margin	32%	31%
Operating expenses:
Research and development	700	743
% of sales	11%	13%
Selling and marketing	358	469
% of sales	6%	8%
General and administrative	1,136	1,111
% of sales	18%	20%
Amortization of intangible assets	228	302
Total operating expenses	2,422	2,625
% of sales	37%	46%

Net income (loss) attributable to MICT	(339)	(705)
Basic and diluted income (loss) per share	(0.06)	(0.12)
Weighted average common shares outstanding:	5,865,221	5,856,246

Non-GAAP
(in 000s except share and per share data)

	Three Months Ended March 31,
	2016	2015
GAAP net income (loss) attributed to MICT	(339)	(705)
Total amortization of acquired intangible assets	143	189
Stock-based compensation	82	69
Income tax-effect of above non-GAAP adjustments	(2)	(9)
Total non-GAAP net income (loss) attributed to MICT	(116)	(456)
Non-GAAP net income (loss) per diluted share	(0.02)	(0.08)
Shares used in per share calculations	5,865,221	5,856,246
GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.06)	(0.12)
Shares used in per share calculations	5,865,221	5,856,246

MICRONET ENERTEC TECHNOLOGIES, INC

	March 31, 2016	December 31, 2015
Cash, cash equivalents and marketable securities	$11.4M	$12.1M
Trade account receivable, net	$13.3M	$12.3M
Bank & others debts	$15.9M	$14.4M
Net Working Capital	$13.1M	$13.3M
Stockholders' Equity	$17.3M	$17.5M

Strong Balance Sheet

Thank You

Q & A